Exhibit 10.44

COMPARTMENT IT2, LP

COMPARTMENT IT5, LP

COMPARTMENT IT9, LP

August 1, 2013

CIG Wireless Corp.
CIG Solutions, LLC
Communications Infrastructure Group, LLC
5 Concourse Parkway, Suite 3100
Atlanta, GA 30328

The Series A Investors party to the
Purchase Agreement referred to below

RE:	Acknowledgement and Consent – Financing Transaction

Ladies and Gentlemen,

The undersigned, COMPARTMENT IT2, LP, a Georgia Limited Partnership (“Compartment IT2”), by action of IAM US, LLC, a Delaware limited liability company, its General Partner (the “General Partner”); COMPARTMENT IT5, LP, a Georgia Limited Partnership (“Compartment IT5”), by action of the General Partner; COMPARTMENT IT9, LP, a Georgia Limited Partnership (“Compartment IT9”), by action of the General Partner; hereby duly execute and deliver this letter to Communications Infrastructure Group, LLC (the “Company”), CIG Solutions, LLC (the “Manager”), CIG Wireless Corp. (the “Parent”) and the Series A Investors (as hereinafter defined) to confirm the respective understanding of each of Compartment IT2, Compartment IT5 and Compartment IT9 regarding the Financing Transaction (as hereinafter defined), with respect to the following:

On or about the date hereof, the Parent is entering into a Securities Purchase Agreement, by and among the Parent, on the one hand, and each of the investors set forth on the signature pages affixed thereto (the “Series A Investors”), on the other hand (the “Purchase Agreement”), pursuant to which the Parent is issuing, on the date hereof, and, may issue in one or more closings, shares of the Parent’s Series A-1 Non-Convertible Preferred Stock, par value $0.0001 per share (“Series A-1 Preferred Stock”) and shares of the Parent’s Series A-2 Convertible Preferred Stock, par value $0.0001 per share (“Series A-2 Preferred Stock”) to the Series A Investors as described in the Purchase Agreement (the “Financing Transaction”).

Each of Compartment IT2, Compartment IT5 and Compartment IT9 hereby (a) consents to, ratifies, confirms, adopts and approves in all respects: (x) the Financing Transaction, and all related agreements to be executed in connection therewith, including, without limitation, the Purchase Agreement and the Certificate of Designation, Preferences and Rights of the Series A-1 Preferred Stock and Series A-2 Preferred Stock (collectively, the “Financing Documents”), and each of the transactions contemplated thereby, including, without limitation, the issuance of the Series A-1 Preferred Stock and Series A-2 Preferred Stock; and (y) any action relating to the subject matter of the foregoing taken by any of the officers, managers or members of the Company and the Parent prior to the date hereof, and (b) acknowledges and agrees that each of the Financing Documents, and the terms and conditions contained herein and therein, are fair and reasonable in all respects.

Acknowledgement and Consent – Financing Transaction

Each of Compartment IT2, Compartment IT5 and Compartment IT9 represents and warrants to the Company, the Parent and the Series A Investors, that, prior to the consummation of the Financing Transaction, such Party: (i) received and reviewed the Financing Documents; (ii) had a sufficient opportunity to review the Financing Documents in their entirety; (iii) had a sufficient opportunity to consult with its financial, tax and other advisors regarding the Financing Documents; and (iv) had a sufficient opportunity to ask questions of the Company and the Parent regarding the Financing Documents and the Financing Transaction. Each of Compartment IT2, Compartment IT5 and Compartment IT9 further acknowledges that all information that such party has requested from the Company and/or the Parent and all questions that such Party has made to the Company and/or the Parent, if applicable, with regard to the Financing Documents or the Financing Transaction has been fully and satisfactorily provided or answered by the Company and/or the Parent. Each of Compartment IT2, Compartment IT5 and Compartment IT9 acknowledges that it has consulted, to the extent it has desired to do so, with its own independent counsel in connection with the Financing Transaction and the matters contemplated thereby

Each of Compartment IT2, Compartment IT5 and Compartment IT9 acknowledges that this letter is being delivered in order to induce the Series A Investors to consummate the Financing Transaction. Each of Compartment IT2, Compartment IT5 and Compartment IT9 represents and warrants that it has full power and authority to execute and deliver this letter and understands that the Series A Investors are relying upon this letter in consummating the Financing Transaction.

This letter and the consent and acknowledgment contained herein shall constitute an estoppel by each of Compartment IT2, Compartment IT5, Compartment IT9 and the General Partner for the benefit of the Company, the Manager, the Parent and the Series A Investors, which may not be revoked at any time for any reason and which may be fully relied upon without exceptions or qualifications by each of the Company, the Manager, the Parent and the Series A Investors. This letter has been drafted jointly by Compartment IT2, Compartment IT5 and Compartment IT9 together with the Company, the Manager, the Parent and the Series A Investors, and in the event of any ambiguity nothing herein shall be construed against the Company, the Manager, the Parent or the Series A Investors as the draftsperson.

Each Series A Investor is an unqualified, express intended third party beneficiary of this letter and shall have the right to assert and enforce the provisions of this letter directly against Compartment IT2, Compartment IT5 or Compartment IT9 directly on its own behalf.

This letter shall be binding on each of Compartment IT2’s, Compartment IT5’s and Compartment IT9’s successors and permitted assigns. This letter shall be governed by the laws of the State of New York, without regard to its conflicts of law rules, and all actions to interpret or enforce this letter shall only be brought in the state and federal courts located in New York County, New York. This letter may be executed in one or more counterparts, which shall be deemed one and the same instrument.

[Signature Page Follows]

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Acknowledgement and Consent – Financing Transaction

IN WITNESS WHEREOF, this letter has been duly executed by each of the parties set forth below as of the date first above set forth.

CLASS A-IT2 MEMBER: COMPARTMENT IT2, LP

BY:	IAM US, LLC
General Partner

	BY:	MfAM Mobilfunk Asset Management GmbH
Managing Director

		BY:	/s/ Stephan Brückl
Name: Stephan Brückl
Title: Managing Director

CLASS A-IT5 MEMBER: COMPARTMENT IT5, LP

BY:	IAM US, LLC
General Partner

	BY:	MfAM Mobilfunk Asset Management GmbH
Managing Director

		BY:	/s/ Stephan Brückl
Name: Stephan Brückl
Title: Managing Director

CLASS A-IT9 MEMBER: COMPARTMENT IT9, LP

BY:	IAM US, LLC
General Partner

	BY:	MfAM Mobilfunk Asset Management GmbH
Managing Director

		BY:	/s/ Stephan Brückl
Name: Stephan Brückl
Title: Managing Director

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